Exhibit 10.9

intellectual property LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”), dated as of [●], 2023 (the “Effective Date”), is entered into by and between Cummins Inc. (“Cummins”), an Indiana corporation, and Atmus Filtration Technologies Inc., a Delaware corporation (“Filtration”). “Party” or “Parties” means Cummins or Filtration, individually or collectively, as the case may be. Capitalized terms not defined in the context of which such terms are first used in this Agreement shall have the meanings assigned to such terms in Section 1.1 or, if not assigned a meaning in Section 1.1, the meanings assigned to such terms in the Separation Agreement (as defined below).

W I T N E S E T H:

WHEREAS, the Parties have entered into that certain Master Separation Agreement, dated as of [●], 2023 (the “Separation Agreement”);

WHEREAS, Cummins and Filtration each own or have the right to use certain Intellectual Property; and

WHEREAS, this Agreement sets forth the terms and conditions on which the Parties have agreed to license certain Intellectual Property (other than trademarks and other source indicators) to each other for use in connection with each other's business.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1      Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Affiliate” means, when used with respect to a specified Person and at a point in, or with respect to a period of, time, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person at such point in, or during such period of, time. For the purposes of this definition, “control”, when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. The joint ventures set forth on Schedule C will also be considered Affiliates of Cummins and Filtration as designated thereunder. It is expressly agreed that (i) no member of the Filtration Group shall be deemed an Affiliate of any member of the Cummins Group and (ii) no member of the Cummins Group shall be deemed an Affiliate of any member of the Filtration Group.

“Cummins Licensed IP” means the Cummins Licensed Know-How and the Cummins Licensed Patents.

“Cummins Licensed Know-How” means all Know-How owned by Cummins or one of its Affiliates (but only if the Affiliate was an Affiliate as of the Disposition Date) as of the Disposition Date that was used in a product or service in development, sold, or offered for sale, by the Filtration Business as of or during the twelve (12) months prior to the Disposition Date.

“Cummins Licensed Patents” means the Patents set forth on Schedule A.

“Cummins Licensed Product” means a product or service that used Filtration Licensed IP and was in development, sold, or offered for sale, by the Cummins Retained Business as of or during the twelve (12) months prior to the Disposition Date, but not including: products or services provided by Filtration to Cummins.

“Filtration Licensed IP” means the Filtration Licensed Know-How and the Filtration Licensed Patents.

“Filtration Licensed Know-How” means all Know-How owned by Filtration or one of its Affiliates (but only if the Affiliate was an Affiliate as of the Disposition Date) as of the Disposition Date that was used in a product or service in development, sold, or offered for sale, by the Cummins Retained Business as of or during the twelve (12) months prior to the Disposition Date, but not including: products or services provided by Filtration to Cummins.

“Filtration Licensed Patents” means the Patents set forth on Schedule B.

“Filtration Licensed Product” means a Filtration product or service that used Cummins Licensed IP and was in development, sold, or offered for sale, by the Filtration Business as of or during the twelve (12) months prior to the Disposition Date.

“Intellectual Property” means all United States and international: (i) patents and patent applications, and any and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof (collectively, “Patents”); (ii) copyrights and copyrightable subject matter, excluding Know-How; (iii) trade secrets, and all other confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies, excluding Patents (collectively, “Know-How”); (iv) all applications and registrations for any of the foregoing; and (v) all rights and remedies against past, present and future infringement, misappropriation or other violation of any of the foregoing. For clarity, “Intellectual Property” does not include trademarks, trade dress, service marks, certification marks, logos, slogans, design rights, names, corporate names, trade names, Internet domain names, social media accounts and addresses and other similar designations of source or origin.

“Licensed IP” means, collectively, Cummins Licensed IP and Filtration Licensed IP.

“Licensed Product” means, with respect to Filtration, a Filtration Licensed Product and, with respect to Cummins, a Cummins Licensed Product.

“Licensee” means the Party which receives a license to Licensed IP under this Agreement.

“Licensee Permitted Business” means, with respect to Filtration, the Filtration Business and, with respect to Cummins, the Cummins Retained Business.

“Licensor” means the Party which grants a license to Licensed IP under this Agreement.

“Term” shall have the meaning set forth in Section 4.1.

Article II
LICENSE GRANTS

Section 2.1      License to Filtration. Subject to the terms and conditions of this Agreement, Cummins, on behalf of itself and its Affiliates (excluding Cummins’ joint ventures as listed on Schedule C hereto) that are Affiliates as of the Disposition Date, hereby grants to Filtration a worldwide, non-exclusive, non-transferable (except as provided in Section 6.2), royalty-free, fully paid-up, perpetual (except as provided in Section 4.2) and irrevocable license to use, modify, enhance and improve, and exercise all rights under, the Cummins Licensed IP only for use in Filtration Licensed Products (and any natural extensions thereof) in the Filtration Business (and any natural extensions thereof).

Section 2.2      License to Cummins. Subject to the terms and conditions of this Agreement, Filtration, on behalf of itself and its Affiliates (excluding Filtration’s joint ventures as listed on Schedule C hereto) that are Affiliates as of the Disposition Date, hereby grants to Cummins a worldwide, non-exclusive, non-transferable (except as provided in Section 6.2), royalty-free, fully paid-up, perpetual (except as provided in Section 4.2) and irrevocable license to use, modify, enhance and improve, and exercise all rights under, the Filtration Licensed IP only for use in Cummins Licensed Products (and any natural extensions thereof) in the Cummins Retained Business (and any natural extensions thereof), and only as permitted under Section 4.2 (Restriction on Certain Competition) of the Separation Agreement.

Section 2.3      Sublicensing. The licenses set forth in Sections 2.1 and 2.2 herein shall be sublicenseable solely to: (i) a Licensee Affiliate (but only for so long as such Person remains an Affiliate of Licensee); and (ii) a third party engaged by Licensee to manufacture or service a Licensed Product on behalf of Licensee, but not for independent use by such third parties; and in each case subject to the following:

(1)            The right to sublicense does not include the right to further sublicense;

(2)            Licensee is responsible for the acts and omissions of each of its sublicensees. Any act or omission of a sublicensee that would be a violation of this Agreement if committed by Licensee will be deemed a violation of this Agreement by Licensee;

(3)            A sublicense with respect to any particular Licensed IP terminates automatically upon termination of the license with respect to such Licensed IP;

(4)            Any sublicense sought to be granted by a Licensee under the Licensed IP that is not strictly in accordance with the foregoing conditions requires the advance written consent of Licensor. Any sublicense purported to be granted not strictly in accordance with the foregoing conditions and without written consent of Licensor is null, void and of no effect.

Section 2.4      Additional Licensed Patents. The Parties shall review and negotiate in good faith a possible addition to Schedule A or B if a Licensee believes that a Patent of the Licensor not listed in the Schedule was used in a product or service in development, sold, or offered for sale, by the Licensee Permitted Business as of or during the twelve (12) months prior to the Disposition Date.

Section 2.5      No Improvements or Services. Neither Party has any obligations under this Agreement with respect to delivery, training, registration, maintenance, policing, support, notification of infringements or otherwise with respect to the Licensed IP.

Section 2.6      Licenses from Affiliates. Should any license purported to be granted on behalf of an Affiliate under Sections 2.1 or 2.2 be found to be unenforceable, the applicable Licensor shall cause such Affiliate to grant a license of the same scope to Licensee and its Affiliates. For the avoidance of doubt, nothing under this Agreement shall be construed as either Parties’ respective joint ventures as listed on Schedule C hereto (as the same may be updated from time to time) granting a license or any other right to the other Party, and the Parties hereby agree that their respective joint venture shall only have rights as a licensee to the other Party’s Licensed IP as the same may be sublicensed in accordance with Section 2.3 hereunder. The Parties agree that Schedule C is deemed exhaustive, however the Parties shall review and negotiate in good faith a possible addition to the definition of “Affiliates” hereunder to add any additional joint ventures that should also be considered Affiliates of Cummins or Filtration.

Section 2.7      Reserved Rights. All Intellectual Property rights in and to the Licensed IP are, as between the Parties, owned exclusively by Licensor and no ownership therein is transferred to Licensee under this Agreement. Except as expressly set forth herein, no additional license, grant or working right is granted or implied by this Agreement.

Article III
INTELLECTUAL PROPERTY RIGHTS

Section 3.1      Cummins Ownership. The Parties acknowledge and agree that, as between the Parties, Cummins is the owner of all right, title and interest in the Cummins Licensed IP. For the avoidance of doubt, Cummins shall have the sole right to prosecute, defend and enforce any and all Intellectual Property rights covering the Cummins Licensed IP.

Section 3.2      Filtration Ownership. The Parties acknowledge and agree that, as between the Parties, Filtration is the owner of all right, title and interest in the Filtration Licensed IP. For the avoidance of doubt, Filtration shall have the sole right to prosecute, defend and enforce any and all Intellectual Property rights covering the Filtration Licensed IP.

Section 3.3      Recording. Upon Licensee’s request, and solely if required by applicable Law, Licensor shall record, or assist with the recording of, this Agreement with any appropriate Governmental Entity.

Section 3.4      No Challenge. Licensee agrees that it will not do anything inconsistent with Licensor’s ownership of the Licensed IP and shall not claim adversely to Licensor, or assist any third party in attempting to claim adversely to Licensor, with regards to such ownership. Licensee agrees that it will not challenge, in any country or jurisdiction, Licensor’s title to or ownership of the Licensed IP or any rights therein, challenge any issuances or application of any Licensed IP or challenge the validity of the Licensed IP, this Agreement or the license granted herein. However, notwithstanding the above, Licensee shall be free to challenge Licensor’s title to or ownership of the Licensed IP or in any rights therein in the event of any infringement dispute or contractual dispute, in each case, regarding the scope of Licensee’s rights as between Licensor and Licensee.

Article IV
TERMINATION

Section 4.1      Term. This Agreement shall remain in effect from the Effective Date and in perpetuity (“Term”).

Section 4.2      Expiration of IP. This Agreement will immediately terminate for any particular Licensed IP when no enforceable rights in such Licensed IP remain. This Agreement will immediately terminate in its entirety when no enforceable rights in any Licensed IP remain.

Section 4.3      No Termination by Licensor. This Agreement is not terminable by Licensor for any reason, provided that the foregoing shall not prevent Licensor from exercising all other rights that Licensor may have, at law or in equity, in the event of Licensee's breach of this Agreement, including the right to sue and collect damages.

Article V
WARRANTIES AND COMPLIANCE

Section 5.1      Disclaimer of Warranties. Except as expressly set forth herein or in the Separation Agreement, the Parties acknowledge and agree that: (i) the Licensed IP is provided as-is, where-is and with all faults; (ii) each Party assumes all risks and Liability arising from or relating to its use of and reliance upon the Licensed IP; and (iii) each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SEPARATION AGREEMENT, EACH PARTY AND ITS RESPECTIVE GROUP HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE Licensed IP, AS APPLICABLE, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 5.2      Compliance with Laws and Regulations. Each Party and its respective Group shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.

Article VI
GENERAL PROVISIONS

Section 6.1      Entire Agreement; Construction. This Agreement, including the Schedules hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. No provision of the Separation Agreement or any Ancillary Agreement shall be used to modify or interpret any provision of this Agreement (except for any defined terms used herein and the text made a part of this Agreement by the operation of Section 6.5).

Section 6.2      Assignment. Neither Party may assign or transfer its rights or duties under this Agreement, including by operation of law, except that:

(a)	A Party may assign this Agreement, in whole or in part, to an Affiliate without the prior written consent of the other Party;

(b)	A Party in its capacity as Licensor shall assign this Agreement (in whole or in part, as applicable) to any third party acquiror in connection with the assignment or other disposition to such third party acquiror of all or any portion of the Licensed IP owned by such Licensor or its Affiliates, and this Agreement will inure to the benefit of and be binding on any assignees of such Licensed IP;

(c)	A Party in its capacity as Licensee may assign (in whole or in part, as applicable) any license granted to such Licensee hereunder in connection with a merger, consolidation, or sale of all, or substantially all, of any of the businesses of Licensee or any of its Affiliates licensed under this Agreement, or any material portion of the assets of Licensee or any of its Affiliates licensed under this Agreement, if the transaction involves Licensed Products (and any natural extensions thereof); provided that the license granted herein shall not extend to any business lines or assets of the acquiror.

Any attempted assignment or transfer in violation of this Section 6.2 is null, void, and of no effect.

Section 6.3      Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

Section 6.4      Dispute Resolution. The provisions of Article VIII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.

Section 6.5      Separation Agreement Provisions. The following provisions of the Separation Agreement are incorporated into this Agreement, mutatis mutandis, by this reference: Sections 10.3, 10.6, 10.7, 10.9, 10.14, 10.16-10.19, 10.21, and 10.24. Sections 5.2-5.9 and 6.5 of the Separation Agreement shall continue to apply to this Agreement as set forth therein.

Section 6.6      Bankruptcy. The Parties agree that the rights granted under this Agreement are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to "intellectual property" as defined in Title 11. Each Party agrees that, in the event of the commencement of bankruptcy proceedings by or against a Licensor or its Affiliates under Title 11, Licensee shall retain and may fully exercise all of its rights under this Agreement (including the license granted hereunder) and all of its and their rights and elections under Title 11.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized officers.

CUMMINS INC.

By:
Name:
Title:

ATMUS FILTRATION TECHNOLOGIES INC.

By:
Name:
Title:

[Signature Page to Intellectual Property License Agreement]